Exhibit 11.1

                                      COMPUTATION OF PER SHARE EARNINGS
                          (US dollars in thousands, except share and per share data)

                                                Year ended      Year ended   Two months ended   Year ended
                                                December 31,    December 31,    December 31,    October 31,
                                                  2000             1999            1998            1998
                                                  ----             ----            ----            ----

     Basic (loss) earnings per share:
          Net (loss) income                     $    (18,099)   $     17,055    $      5,819    $     51,256
                                                =============   ============    ============    ============
          Weighted average number of
             shares                               17,608,167      18,144,179      18,883,455      20,239,790
                                                ------------    ------------    ------------    ------------

          Net (loss) earnings per share         $      (1.03)   $       0.94    $       0.31    $       2.53
                                                =============   ============    ============    ============

     Diluted (loss) earnings per share:

          Net (loss) income                     $    (18,099)   $     17,055    $      5,819    $     51,256
                                                =============   ============    ============    ============

          Weighted average number of
             shares                               17,608,167      18,144,179      18,883,455      20,239,790
                                                ------------    ------------    ------------    ------------

          Assuming conversion of
             stock options under
             the employment agreement
             and Stock Option Plan                    --             835,170       1,211,034       1,248,574
                                                ------------    ------------    ------------    ------------

          Weighted average number of
             shares and dilutive
             potential common stock
             after considering
             effects of stock option              17,608,167      18,979,349      20,094,489      21,488,364
                                                ------------    ------------    ------------    ------------

          Net (loss) earnings per share and
             dilutive potential
             common stock                       $      (1.03)   $       0.90    $       0.29    $       2.39
                                                =============   ============    ============    ============